Exhibit 10.1

EXECUTION COPY

$200,000,000

COGENT COMMUNICATIONS GROUP, INC.
(a Delaware corporation)

1.00% Convertible Senior Notes due 2027

PURCHASE AGREEMENT

June 6, 2007

June 6, 2007

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, NY  10179

UBS Securities LLC

299 Park Avenue

New York, NY  10171

RBC Capital Markets Corporation

One Liberty Plaza

165 Broadway

New York, NY  10006

Cowen and Company, LLC

1221 Avenue of the Americas

New York, NY  10020

Ladies and Gentlemen:

Cogent Communications Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc., UBS Securities LLC, RBC Capital Markets Corporation and Cowen and Company, LLC (taken together, the “Initial Purchasers”), $200,000,000 aggregate principal amount of its 1.00% Convertible Senior Notes due 2027 (the “Notes”).  In addition, the Company proposes to grant to the Initial Purchasers an overallotment option to purchase up at an additional $ 20,000,000 aggregate principal amount of Notes (the “Overallotment Notes”).  All references to the Notes herein shall include the Overallotment Notes.  The Notes will be issued in connection with the Company’s maturity of certain existing Company 7.50% convertible subordinated notes on June 15, 2007.  The Notes will be issued pursuant to an Indenture (the “Indenture”) dated June 11, 2007, by and between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).  This Purchase Agreement (this “Agreement”), the Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchasers and the Company (the “Registration Rights Agreement”), and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions”.

The Notes will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.  The Initial Purchasers has advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Initial Purchasers deems advisable.

In connection with the sale of the Notes, the Company has prepared a preliminary offering circular, dated June 5, 2007 (the “Preliminary Circular”), the Offering Circular (as defined below) and a Final Offering Circular (as defined below), dated the date hereof (the “Final Circular,” the Preliminary Circular, and the Offering Circular are referred to herein as a “Circular”).  Each Circular sets forth certain information concerning the Company, the Notes, the Transaction Documents and the Transactions.  The Company hereby confirms that it has authorized the use of the Preliminary Circular and the Final Circular, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

Prior to the time when the sales of the Notes were first made (the “Time of Sale”, which shall be deemed to be 9:15 a.m. (New York time) on June 6, 2007), the Company has prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”), which attached to this Agreement as Attachment A.  The Pricing Supplement together with the Preliminary Circular is referred to herein as the “Offering Circular.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Company will prepare and deliver to the Initial Purchasers a Final Offering Circular (the “Final Circular”), which will consist of the Preliminary Offering Circular with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Circular is delivered to the Initial Purchasers, all references herein to the Offering Circular shall be deemed to be a reference to both the Offering Circular and the Final Circular.

1.             Representations and Warranties of the Company and the Principal Subsidiary.  The Company and the Principal Subsidiary (as defined below) represent and warrant to, and agree with, the Initial Purchasers that:

(a)           Each of the Preliminary Circular as of its date, the Offering Circular at the Time of Sale and at the Closing Date, and the Final Circular as of its date and the Closing Date, and any amendment or supplement thereto, do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Circular made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers expressly for use therein, as specified in Section 9.  The statistical and industry data included in the Offering Circular are based on or derived from sources that the Company and the Principal Subsidiary believe to be reliable and accurate.

(b)           The documents incorporated by reference in the Offering Circular did not, and any further documents filed and incorporated by reference therein will not, if filed with the United States Securities and Exchange Commission (the “Commission), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses as it is currently conducted.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  None of the subsidiaries of the Company (other than Cogent Communications, Inc. (the “Principal Subsidiary”) and Cogent Europe, SARL) is a “significant subsidiary,” as such term is defined in Rule 405 of the rules and regulations of the Commission (the “Rules and Regulations”).

(d)           The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Offering Circular and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Offering Circular and were issued in compliance with federal and state securities laws.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, other than as described in the Offering Circular, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           The Company and the Principal Subsidiary have all requisite corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents.  The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and the Principal Subsidiary.

(f)            The shares of Company stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Offering Circular and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Company’s stock contained in the Offering Circular.

(g)           The execution, delivery and performance of the Transaction Documents by the Company and the Principal Subsidiary and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(h)           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby.

(i)            Other than as described or incorporated by reference in the Offering Circular, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities to be registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(j)            The Company has not sold or issued any securities, the sale of which would be integrated with the sale of the Notes or the shares of common stock issuable upon conversion of the Notes by the Transaction Documents pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(k)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Since the date as of which information is given in the Offering Circular and except as may otherwise be described in the Offering Circular, neither the Company nor the Principal Subsidiary has (i) incurred any liability or obligation, direct or contingent, which taken individually or in the aggregate, is material to the Company and/or the Principal Subsidiary, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(m)          The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering Circular comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(n)           Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Offering Circular or is incorporated by reference therein and who have delivered the initial letter referred to in Section 6(d) hereof, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(o)           The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described or incorporated by reference in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(p)           The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(q)           There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of the Transaction Documents or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(r)            There are no material contracts or other documents of a character required to be described in, filed as exhibits with or incorporated by reference into a registration statement as would be filed with the Commission that are not described and filed or incorporated by reference therein to the Offering Circular.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.

(s)           No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is of a character required to be described in a registration statement as would be filed with the Commission that are not described or incorporated by reference in the Offering Circular.

(t)            No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(u)           The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company and its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(v)           The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            Neither the Company nor any subsidiary is, and as of the Closing Date or upon application of funds received pursuant to the Transactions, will be (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations, or (ii) a “business development company” as defined in Section 2(a)(48) of the Investment Company Act.

(y)           Since the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Circular, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z)            Neither the Company nor the Principal Subsidiary has taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale, resale or conversion of the Notes, except for the purchase of common stock of the Company described in the Offering Circular under the caption “Use of Proceeds.”

(aa)         The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described or incorporated by reference in the Offering Circular, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)         Except as described or incorporated by reference in the Offering Circular, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and, other than as described or incorporated by reference in the Offering Circular, have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(cc)         The Company and each of its subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  None of the Company and its subsidiaries (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (B) anticipates material capital expenditures relating to Environmental Laws.

(dd)         The Principal Subsidiary indirectly, and through one or more of its wholly-owned, direct subsidiaries, owns in excess of 70% of the value reflected in the financial statements of the Company of the combined assets of the Company and its subsidiaries on a consolidated basis.

(ee)         Except to the extent prohibited under any existing revolving credit facility or other lending arrangements described in the Offering Circular, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or as disclosed or incorporated by reference in the Offering Circular.

(ff)           Except as otherwise disclosed or incorporated by reference in the Offering Circular, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(gg)         The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(hh)         The Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(ii)           Each of the Company and the Principal Subsidiary are not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Circular or the Offering Circular, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(jj)           Neither the Company nor its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Circular, the Offering Circular or any amendment or supplement thereto.

(kk)         The statements set forth in the Offering Circular under the captions “Description of Capital Stock”,  “Description of the Notes”, and “Notice to Investors”, insofar as such statements constitute summaries of legal documents, fairly summarize in all material respects such documents.

(ll)           No proceedings for the merger, consolidation, liquidation or dissolution of the Company or the Principal Subsidiary or the sale of all or a material part of the assets of the Company or the Principal Subsidiary is pending or contemplated.

(mm)       Neither the Company, nor any of its affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(nn)         The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(oo)         Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in the Offering Circular to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp)         None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(qq)         Except as disclosed in the Offering Circular, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(rr)           Neither the Company nor the Principal Subsidiary intends to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Initial Purchasers thereof.  If the Company so notifies the Initial Purchasers, the Company acknowledges that the Initial Purchasers may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Initial Purchasers will maintain the lists and other records required by such Treasury Regulation.

(ss)         The Company has been advised by the NASD’s PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(tt)           There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2.             Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchaser from the Company, at the purchase price equal to 97.75% of the principal amount thereof (the “Purchase Price”) the principal amount of Notes set forth opposite the name of such Initial Purchaser in Attachment B hereto and having the other terms set forth in the Pricing Supplement.  One or more certificates in definitive form or global form, as instructed by the Initial Purchasers has, and in such denomination or denominations and registered in such name or names as the Initial Purchasers requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchasers for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in immediately available funds to the account of the Company.  Such delivery of and payment for the Notes shall be made at the offices of Winston & Strawn LLP (“Counsel for the Initial Purchasers”), 35 West Wacker Drive, Chicago, Illinois, 60601 at 10:00 A.M., Chicago time, on June 11, 2007, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”.  The Company will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the Chicago offices of Counsel for the Initial Purchasers not later than 10:00 A.M., New York time on the business day prior to the Closing Date.

In addition, the Company grants to each Initial Purchaser an option to purchase up to an additional $ 20,000,000 of the Notes for the purpose of covering any overallotment at the same price and pursuant to the same terms as described this Agreement, the Offering Circular and the Pricing Supplement.  This overallotment grant shall expire 20 days after the date of this Agreement; provided that if such date falls on a day that is not a business day, the option granted in this Agreement for the Overallotment Notes will expire on the next succeeding business day; and may be exercised in whole or from time to time in part by written notice being given to the Company by Bear, Stearns & Co. Inc. on behalf of the Initial Purchasers.  The Overallotment Notes shall be delivered pursuant to the same terms and conditions as described in this Agreement, including all representations, warranties, covenants and conditions as described herein.  Upon the exercise of the option to purchase the Overallotment Notes, each Initial Purchaser agrees, severally and not jointly, to purchase the aggregate principal amount of the Overallotment Notes that bears the same proportion to the total amount of the Overallotment Notes to be sold as the aggregate principal amount of Notes set forth on Attachment B hereto opposite the name of such Initial Purchaser bears to the total aggregate principal amount of Notes listed on Attachment B.

Any notice delivered to the Company regarding the Overallotment Notes shall set forth the aggregate amount of Overallotment Notes as to which the option is being exercised, the names in which the Overallotment Notes are to be denominated and the date and time as determined by Bear, Stearns & Co. Inc. when the Overallotment Notes are to be delivered; provided, however, that this date and time shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Overallotment Notes are delivered are sometimes referred to as an “Overallotment Note Closing Date” and the Closing Date and any Overallotment Note Closing Date are sometimes each referred to as a Closing Date.

Delivery of and payment for the Overallotment Notes shall be made at the place specified above for delivery of and payment for the Notes (or at such other place as shall be determined by agreement between Bear, Stearns & Co. Inc. and the Company) on the Overallotment Note Closing Date.  Delivery of the Notes shall be made to Bear, Stearns & Co. Inc. for the account of each Initial Purchaser against payment by the several Initial Purchasers through Bear, Stearns & Co. Inc. of the respective aggregate purchase prices of the Notes being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.  Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless Bear, Stearns & Co. Inc. shall otherwise instruct.

3.             Offering of the Notes and the Initial Purchasers’ Representations and Warranties.  The Initial Purchasers represents and warrants to and agree with the Company and the Principal Subsidiary that:

(a)           It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b)           It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be a QIB.

(c)           It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

4.             Covenants of the Company and the Principal Subsidiary.  The Company and the Principal Subsidiary covenants and agrees with the Initial Purchasers that:

(a)           The Company will prepare the Offering Circular in the form approved by the Initial Purchasers and prior to the completion of the distribution will not amend or supplement the Offering Circular without first furnishing to the Initial Purchasers a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Initial Purchasers may reasonably object.

(b)           The Company will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers prior to 10:00 a.m. Chicago time on the business day next succeeding the date of this Agreement and during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Circular and any amendments and supplements thereto as they reasonably may request.

(c)           At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Offering Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Circular to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at its own expense, an amendment or supplement to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular, as  amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Circular to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

(d)           The Company will (i) qualify the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers.  The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)           At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Company will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event.  The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement.

(f)            The Company will not, and will not permit any of its affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g)           Except as contemplated in the Registration Rights Agreement, none of the Company or any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(h)           None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i)            None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder in a manner which would require the registration under the Securities Act of the Notes.

(j)            So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(k)           The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Circular.

(l)            For so long as any Notes are outstanding, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.

(m)          Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

(n)           For a period of 30 days after the date hereof, without the prior written consent of Bear, Stearns & Co. Inc., the Company shall not (1) except for shares of common stock issued as consideration for acquisitions, offer, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any equity securities or securities convertible into or exchangeable for shares of common stock of the of the Company (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company (other than the grant of options pursuant to option plans existing on the date hereof); (2) offer, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company similar to the Notes and warrants or rights to purchase debt securities of the Company that are similar to the Notes; (3) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock of the Company, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of common stock of the Company or other securities, in cash or otherwise, (4) file or cause to be filed a registration statement with respect to any shares of common stock of the Company or securities convertible, exercisable or exchangeable into shares of common stock of the Company or any other securities of the Company (other than the registration statement filed pursuant to the Transaction Documents) or (5) publicly disclose the intention to do any of the foregoing (other than the use of common stock as consideration for the consummation of acquisitions or the sale of Notes offered pursuant to this Agreement).

(o)           The Company will, promptly after it has notified the Initial Purchasers of any intention by the Company to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchasers.

(p)           The Company acknowledges and agrees that the Initial Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, the Initial Purchasers is not advising the Company as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

5.             Expenses.

(a)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Circular and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities requested, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, such costs and expenses shall not exceed $5,000 (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b)           If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

6.             Conditions to the Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

(a)           The Initial Purchasers shall have received (i) an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b)           The Initial Purchasers shall have received an opinion, dated the Closing Date, of Winston & Strawn LLP, Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require to the effect set forth in Exhibit B hereto, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c)           The Initial Purchasers shall have received an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to the enforceability of the Indenture and certain other matters, to the effect set forth in Exhibit C hereto.

(d)           Robert Beury, General Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion addressed to the Initial Purchasers and dated such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form attached hereto as Exhibit D.

(e)           Elvinger Hoss et Prussen shall have furnished to the Initial Purchasers its written opinion, as Luxembourg counsel to the Company, addressed to the Initial Purchasers and dated such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form attached hereto as Exhibit E.

(f)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the issuance and delivery of the Notes, the Transaction, and all other legal matters relating to this Agreement and the Transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(g)           The Initial Purchasers shall not have discovered nor disclosed to the Company on or prior to the Closing Date that the Preliminary Circular, Pricing Supplement, Offering Circular, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Winston & Strawn LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(h)           The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from Ernst & Young LLP, independent auditors of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Circular; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures shall extend to financial information in the Final Circular not contained in the Preliminary Circular.  References to the Offering Circular in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(i)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than as set forth in the Preliminary Offering Circular or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated in the Offering Circular.

(j)            The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of the Chief Executive Officer and the Chief Financial Officer of the Company as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(i) and (j) and that said officers have carefully examined the Preliminary Circular, the Pricing Supplement, the Offering Circular and the Final Circular and, in their opinion, (A)(1) the Offering Circular, as of the Closing Date, (2) the Preliminary Circular, as of its delivery date, and (3) the Offering Circular, as of the Time of Sale, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Offering Circular, in the light of the circumstances under which they were made) not misleading, and (B) since the Time of Sale, no event has occurred that should have been set forth in an amendment to the Offering Circular that has not been so set forth.

(k)           The Notes shall have been designated for trading on PORTAL.

(l)            The Notes shall be eligible for clearance and settlement through The Depository Trust Company (“DTC”), and Clearstream Banking and the Euroclear System as indirect participants of DTC.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market in the United States, or trading in any securities of the Company on any exchange in the United States or in the over-the-counter market in the United States, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Bear, Stearns & Co. Inc., impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated in the Offering Circular.

(n)           NASDAQ shall have approved the listing, subject only to official notice of issuance of the shares of common stock into which the Notes are convertible.

7.             Indemnification and Contribution.

(a)           The Company and the Principal Subsidiary, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Circular or the Offering Circular or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Circular or the Offering Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such other person for any legal or other expenses reasonably incurred by such Initial Purchasers or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Circular, the Offering Circular, the Final Circular or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 9 hereof.

(b)           The Initial Purchasers will indemnify and hold harmless the Company and its affiliates, directors, officers, and each person, if any, who controls any of the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Circular or the Offering Circular or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Circular, the Offering Circular, the Final Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 9 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or any affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c)           Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that representation of both parties by the same counsel would present such counsel with a conflict of interest, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent the Initial Purchasers and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company and/or the Principal Subsidiary under this Section 7 if (i) the Company and the Initial Purchasers shall have so mutually agreed; (ii) the Company have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or its respective directors, officers, employees or controlling persons, on the one hand, and the Company and/or the Principal Subsidiary, on the other hand, and representation of those parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and/or the Principal Subsidiary.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           (i)  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Principal Subsidiary, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Principal Subsidiary, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Principal Subsidiary, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Principal Subsidiary, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses.  The relative benefits received by the Company and the Principal Subsidiary, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder as set forth in the Final Circular.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Subsidiary or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company, the Principal Subsidiary and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above.  Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchasers, and each affiliate, director or officer of the Company or the Principal Subsidiary and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Principal Subsidiary.

(e)           The obligations of the Company and the Principal Subsidiary under this Section 7 shall be in addition to any obligations or liabilities which the Company and the Principal Subsidiary may otherwise have and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.

8.             Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Principal Subsidiary, their respective officers, and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Principal Subsidiary, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchasers and (ii) delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9.             Information Supplied by Initial Purchasers.  The statements set forth under the heading “Plan of Distribution—Stabilization and Short Positions” in the Preliminary Circular and the Offering Circular, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1(a) and 7 hereof.

10.           Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York, 10179, Attention:  General Counsel, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601-9703, Attention:  James J. Junewicz, Esq. and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington, D.C. 20007, Attention:  Chief Legal Officer with a copy to Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20021, Attention:  David M. McPherson, Esq.

11.           Initial Purchaser Default.  (a)  If any Initial Purchaser shall default in its obligation to purchase the Notes or the Overallotment Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes or the Overallotment Notes on the terms contained herein.  If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Notes or the Overallotment Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes or the Overallotment Notes on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes or the Overallotment Notes, or the Company notifies you that it has so arranged for the purchase of such Notes or the Overallotment Notes, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary.  The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes or the Overallotment Notes.

(b)           If, after giving effect to any arrangements for the purchase of the Notes or the Overallotment Notes of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes or the Overallotment Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes or the Overallotment Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes or the Overallotment Notes which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Notes or the Overallotment Notes which such Initial Purchaser agreed to purchase hereunder) of the Notes or the Overallotment Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Notes or the Overallotment Notes of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes or the Overallotment Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes or the Overallotment Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Notes or the Overallotment Notes of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in this Agreement and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

12.           Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company, and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes from the Initial Purchasers shall be deemed a successor to the Initial Purchasers because of such purchase.

13.           Applicable Law.  This Agreement shall be governed by the laws of the State of New York.

14.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Initial Purchasers.

Very truly yours,

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

COGENT COMMUNICATIONS, INC.

By:
Name:
Title:

Accepted as of the date hereof.

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Cogent Purchase Agreement Signature Pages

Accepted as of the date hereof.

RBC CAPITAL MARKETS CORPORATION

By:
Name:
Title:

COWEN AND COMPANY, LLC

By:
Name:
Title:

Cogent Purchase Agreement Signature Pages

Attachment A

PRICING SUPPLEMENT

Cogent Communications Group, Inc.

$200,000,000 1.00% Convertible Senior Notes Due 2027

Issuer:	Cogent Communications Group, Inc. (“CCOI”)
Ticker / Exchange:	CCOI / The NADAQ Global Market (“NASDAQ”)
Title of securities:	1.00% Convertible Senior Notes due 2027 (the “Notes”)
Aggregate principal amount offered:	$200,000,000
Issue price:	$977.50 per $1,000 principal amount, plus accrued interest, if any
Over-allotment option:	$20,000,000
Annual interest rate:	The Notes will bear interest at an annual rate equal to 1.00%
Conversion premium:	75.0%
Reference price:	$28.10, which represents the last reported sale price per share of the CCOI common stock on the NASDAQ on June 5, 2007
Base conversion price:	Approximately $49.18 per share of CCOI common stock, subject to adjustment as described in the Preliminary Memorandum.
Base conversion rate:	20.3355 shares of CCOI common stock per $1,000 principal amount of Notes, subject to adjustment as described in the Preliminary Memorandum.
Incremental share factor:	19.7254, subject to adjustment as described in the Preliminary Memorandum.
Daily share cap:

In no event will the daily conversion rate fraction for any day during the observation period exceed one-twentieth of 35.5872 shares, subject to adjustment as described in the Preliminary Memorandum. Accordingly, the applicable conversion rate is capped and investors will not participate in any price appreciation in the Issuer’s common stock above $216.82 per share.

Interest payment dates:	June 15 and December 15 of each year, commencing on December 15, 2007
Maturity Date:	June 15, 2027
Call dates:	June 20, 2014
Put dates:	June 15, 2014, June 15, 2017 and June 15, 2022
Ranking:

The Notes will be senior unsecured obligations of CCOI, will rank equally in right of payment with all existing and future unsecured senior debt of CCOI and senior in right of payment to CCOI’s subordinated debt, if any. The Notes will effectively rank junior to any of CCOI’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of CCOI’s subsidiaries.

Attachment A

Use of proceeds:

CCOI will use $10,600,000 from the proceeds from this offering to pay off its existing 7.50% convertible subordinated notes. CCOI will also use $50,000,000 of the remaining net proceeds for the repurchase of its common stock, par value $0.001 per share, in the open market or through privately negotiated transactions and the remainder for general corporate purposes.

Listing:	CCOI intends to apply to list the Notes to be eligible for trading in the PORTAL Market of the Nasdaq Stock Market, Inc.
Trade date:	June 6, 2007 Settlement date: June 11, 2007

CUSIP: 19239V AA2
ISIN NUMBER: US19239VAA26

Initial Purchaser	Principal Amount of the Notes
Bear, Stearns & Co. Inc.	$80,000,000
UBS Securities LLC	$70,000,000
RBC Capital Markets Corporation	$30,000,000
Cowen and Company, LLC	$20,000,000
Total	$200,000,000

Adjustment to conversion rate upon a Make-Whole Change in Control:

The following table sets forth the stock price, effective date and number of additional shares to be added to the applicable conversion rate per $1,000 principal amount of the Notes in connection with certain change in control transactions as described in the Preliminary Memorandum.

	Stock Price
Effective Date	$28.10	$30.00	$35.00	$40.00	$45.00	49.18	$55.00	$60.00	$65.00	$70.00
June 11, 2007*	15.2517	14.7604	13.9177	13.4888	13.2801	13.2098	11.1286	9.7101	8.5476	7.5757
June 15, 2008	15.2517	14.2988	13.3452	12.8697	12.6563	12.5969	10.5466	9.1621	8.0370	7.1025
June 15, 2009	15.2517	13.7655	12.6635	12.1229	11.8969	11.8969	9.8333	8.4894	7.4089	6.5200
June 15, 2010	15.2517	13.1613	11.8442	11.2030	10.9478	10.9069	8.9308	7.6359	6.6103	5.7790
June 15, 2011	15.2517	12.9978	10.8655	10.0609	9.7453	9.7032	7.7695	6.5353	5.5799	4.8237
June 15, 2012	15.2517	12.9978	9.7093	8.6182	8.1794	8.1167	6.2301	5.0774	4.2207	3.5709
June 15, 2013	15.2517	12.9978	8.4070	6.7226	5.9994	5.8707	4.0558	3.0494	2.3709	1.9066
June 20, 2014	15.2517	12.9978	8.2359	4.6645	1.8867	0.0000	0.0000	0.0000	0.0000	0.0000

	Stock Price
Effective Date	$75.00	$80.00	90.00	$100.00	125.00	$150.00	$1750.00	$200.00	$225.00
June 11, 2007*	6.7511	6.0475	4.9040	4.0196	2.4715	1.4753	0.7749	0.2528	0.0000
June 15, 2008	6.3144	5.6464	4.5654	3.7375	2.2984	1.3735	0.7212	0.2326	0.0000
June 15, 2009	5.7775	5.1525	4.1503	3.3919	2.0871	1.2503	0.6569	0.2091	0.0000
June 15, 2010	5.0948	4.5245	3.6249	22.9551	1.8216	1.0971	0.5779	0.1814	0.0000
June 15, 2011	4.2155	3.7180	2.9550	2.4013	1.4887	0.9080	0.4826	0.1483	0.0000
June 15, 2012	3.0693	2.6746	2.0997	1.7037	1.0789	0.6787	0.3682	0.1093	0.0000
June 15, 2013	1.5827	1.3513	1.0520	0.8689	0.5959	0.4040	0.2308	0.0647	0.0000
June 20, 2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

* Issue date of the notes.

The exact stock prices and effective dates may not be set forth in the applicable table, in which case:

•                  If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the applicable conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year.

Attachment A

•                  If the stock price is greater than $225.00 per share, subject to adjustment, no additional shares will be added to the applicable conversion rate for the notes.

•                  If the stock price is less than $28.10 per share, subject to adjustment, no additional shares will be added to the applicable conversion rate for the notes.

Notwithstanding the foregoing, in no event will the applicable conversion rate for the notes exceed 35.5872 per $1,000 in principal amount of notes, subject to adjustments in the same manner as the applicable conversion rate.

The notes will be issued with original issue discount for United States federal income tax purposes.

The notes will be issued with original issue discount for United States federal income tax purposes. Thus, in addition to the stated interest on the notes, holders will be required to include the amounts representing the original issue discount in gross income on a constant yield basis in advance of receipt of the cash payments to which such income is attributable.

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended , and may only be sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act or pursuant to another applicable exemption from registration.

The information in this term sheet supplements the Company’s preliminary offering memorandum, dated June 5, 2007 (the “Preliminary Memorandum”). This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO
THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES
WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA
BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Attachment A

Attachment B

Allocation Among Initial Purchasers

Initial Purchasers	Principal Amount of Notes

Bear, Stearns & Co. Inc.	$80,000,000

UBS Securities LLC	$70,000,000

RBC Capital Markets Corporation	$30,000,000

Cowen and Company, LLC	$20,000,000

$200,000,000

Attachment B

EXHIBIT A

FORM OF OPINION OF LATHAM & WATKINS LLP

Ladies and Gentlemen:

We have acted as counsel to Cogent Communications Group, Inc., a Delaware corporation (the “Company”), in connection with the sale to you and the other initial purchasers named in the Purchase Agreement (defined below) (collectively, the “Initial Purchasers”) for whom you are acting as representatives  (the “Representatives”) on the date hereof by the Company of $200,000,000 principal amount of the Company’s 1.00% Convertible Senior Notes due 2027 (the “Notes”) pursuant to a purchase agreement, dated June ____, 2007 (the “Purchase Agreement”), among you, the Company and Cogent Communications, Inc., a Delaware corporation (“Cogent Inc.”).  The Notes are being issued pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  This letter is being furnished to you pursuant to Section 6(a) of the Purchase Agreement.  Other capitalized terms used herein without definition have the meanings assigned them in the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure).  We have examined, among other things, the following:

(a)                                  The Purchase Agreement;

(b)                                 The Indenture, the form of the Note and the Registration Rights Agreement, dated as of the date hereof, among you and the Company (the “Registration Rights Agreement” and together with the Indenture and the Notes, the “Operative Documents”);

(c)                                  The preliminary offering memorandum dated June ___, 2007 with respect to the Notes but excluding the Incorporated Documents (as defined below), together with the final terms set forth in pricing supplement dated June ___, 2007 (collectively, the “Pricing Disclosure Package”);

(d)                                 The final offering memorandum with respect to the Notes dated June ___, 2007 but excluding the Incorporated Documents (as defined below) (the “Final Memorandum”);

(e)                                  The reports filed by the Company with the Securities and Exchange Commission and incorporated by reference into the Pricing Disclosure Package and the Final Offering Memorandum (the “Incorporated Documents”);

(f)                                    The agreements filed as exhibits to the Incorporated Documents (the “Material Agreements”);

(g)                                 The court or governmental order, writs, judgments or decrees, of any court, regulatory body, administrative agency, governmental body, arbitration or other authority having jurisdiction over the Company or any of its properties specifically directed to the Company that was identified to us by an officer of the Company as material to the Company and listed in Exhibit A (the “Court Orders”); and

Exhibit A-1

(h)                                 The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (the “Governing Documents”), the Certificate of Incorporation and Bylaws of Cogent Inc. (“Cogent Inc.’s Governing Documents”) and certain resolutions of the Board of Directors of the Company.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Purchase Agreement.  We have not independently verified such factual matters.

Whenever a statement herein is qualified as to knowledge, awareness or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services to the Company do not have current actual knowledge of the inaccuracy of such statement.  However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York (solely with respect to paragraphs 3 through 5, 8 and 9) and the General Corporation Law of the State of Delaware (the “DGCL”) (solely with respect to paragraphs 1, 2, 4, 6 and 9) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to initial issuances and sales of convertible debt securities in private placement transactions.  Various issues concerning the Company are addressed in the opinion of Robert N. Beury, Chief Legal Officer of the Company, separately provided to you, and we express no opinion with respect to those matters, except as expressly set forth in this letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.     The Company is a corporation under the general corporation law of the State of Delaware with corporate power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum.  Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.     The Purchase Agreement has been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company and Cogent Inc.

3.     The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.     The Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company.  The Registration Rights Agreement is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Exhibit A-2

5.     The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     The shares of common stock of the Company, par value $0.001 (the “Common Stock”), initially issuable upon exchange for the Notes have been duly authorized and reserved for issuance and, when issued upon exchange for the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents or, to our knowledge, any other similar contractual rights.

7.     The statements under the caption “Description of the Notes” and “Description of Capital Stock” in the Pricing Disclosure Package and the Final Memorandum, insofar as they purport to describe or summarize the terms of the Notes and the Common Stock, are accurate descriptions or summaries in all material respects.

8.     No consent, approval, authorization or order of, or filing with, any New York or U.S. federal court or governmental agency or body is required for the issuance and sale of the Notes, the issuance of the Common Stock upon exchange for the Notes, or for the execution, delivery and performance by each of the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Notes, as applicable, except such as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, as to which we express no opinion.

9.     The execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement, the issuance and sale of the Notes being delivered on the date hereof by the Company, the issuance of the Common Stock by the Company upon exchange for the Notes and the compliance by the Company with the provisions of the Purchase Agreement, the Indenture and the Registration Rights Agreement, as applicable, on the date hereof do not: (i) violate the Governing Documents or the DGCL; (ii) result in the breach of or default under the terms of any of the Material Agreements; or (iii) violate any U.S. federal or New York statute, rule or regulation known to us to be applicable to the Company or any Court Order applicable to the Company.

10.      The Company is not, and immediately after giving effect to the issuance and sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.      No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers, in each case, in the manner contemplated by the Purchase Agreement, the Pricing Disclosure Package and the Final Memorandum.  We express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

The opinions rendered in paragraphs 3, 4 and 5 relating to the enforceability of the Indenture, the Registration Rights Agreement and the Notes, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference,

Exhibit A-3

fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion as to the enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (v) we express no opinion concerning the enforceability of (a) the waiver of rights or defenses contained in Section _____ of the Indenture or (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

In rendering the opinion in clause (ii) of paragraph 9 insofar as it requires interpretation of the Material Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Material Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreements, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. In rendering our opinions in paragraphs 8 and clause (iii) of paragraph 9, we express no opinion as to securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, NASD rules, Nasdaq Global Market rules, pension or employee benefit laws, compliance with fiduciary duty requirements, environmental laws or other laws excluded by customary practice.

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Notes of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations. We understand, without independent verification, that you have satisfied yourself on the basis of, among other things, the financial information furnished to you that the Company is not insolvent and will not be rendered insolvent by the transactions contemplated by the Operative Documents and that, after giving effect to such transactions, the Company will not be left with unreasonably small capital with which to engage in its anticipated business and the Company will not have intended to incur, nor will have believed it has incurred, debts beyond its ability to pay as such debts mature.

With your consent, for purposes of the opinion rendered in paragraph 11, we have assumed that the representations and agreements made by each of you and the Company contained in the Purchase Agreement are accurate and have been and will be complied with.

With your consent, we have assumed (a) that the Operative Documents have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Operative Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against the Company in accordance with their respective terms and (c) that the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations

Exhibit A-4

or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that, in each case, we make no such assumption to the extent we have opined as to such matters with respect to the Company.

This letter is furnished only to you in your capacity as the Initial Purchasers under the Purchase Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

Exhibit A-5

EXHIBIT B

FORM OF OPINION OF WINSTON & STRAWN LLP

[To be provided.]

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL

June [    ], 2007

[TO INITIAL PURCHASERS]

Ladies and Gentlemen:

We have acted as special counsel to you in connection with the sale to you as initial purchasers by Cogent Communications Group, Inc. (the “Company”) of $200,000,000 aggregate principal amount of the Company’s 1.00% Convertible Senior Notes due 2027 (the “Securities”), pursuant to a purchase agreement dated June [5], 2007 (the “Purchase Agreement”) between the Company and you.  The Securities are to be issued pursuant to an Indenture dated as of the date hereof (the “Indenture”) between the Company and Wells Fargo Bank N.A., as trustee (the “Trustee”), and are convertible into shares of the Company’s common stock, par value $0.001 per share, cash, or a combination thereof, on the terms set forth in the Indenture.  This opinion is furnished to you pursuant to Section 6(c) of the Purchase Agreement.

We have also participated in the preparation of the preliminary offering circular dated June [5], 2007 (the “Preliminary Offering Circular”) and the offering circular dated June [5], 2007 (the “Final Offering Circular” and collectively with the Preliminary Offering Circular, the “Offering Circular”), each relating to the offering of the Securities.  We did not participate in the preparation of the documents incorporated by reference in such Offering Circular (the “Incorporated Documents”) and we have not reviewed the Incorporated Documents.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of this opinion.

Capitalized terms used but not otherwise defined herein are used as defined in the Purchase Agreement.

Based upon the foregoing, we are of the opinion that

1. The Securities have been duly authorized, executed and delivered by the Company and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued; provided that (x) we express no opinion as to the enforceability of any waiver of rights under any usury or stay law and (y) we express no opinion as to the validity, legally binding effect or enforceability of Section [INSERT CROSS REFERENCE TO INDENTURE SECTION COVERING ADJUSTMENTS TO THE APPLICABLE CONVERSION RATE] of the Indenture or any related provision in the Securities that require or relate to adjustments to the applicable conversion rate of the Securities at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

Exhibit C-1

2. The Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company and, upon the due authorization, execution and delivery thereof by each other party thereto, will be a valid and binding obligation of the Company enforceable against the Company and in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; provided that (x) we express no opinion as to the enforceability of any waiver of rights under any usury or stay law and (y) we express no opinion as to the validity, legally binding effect or enforceability of [INSERT CROSS REFERENCE TO INDENTURE SECTION COVERING ADJUSTMENTS TO THE APPLICABLE CONVERSION RATE] of the Indenture or any related provision in the Securities that require or relate to adjustments to the applicable conversion rate of the Securities at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

We have considered the statements included in the Final Offering Circular under the captions “Description of the Notes” insofar as they summarize provisions of the Indenture.  In our opinion, such statements fairly summarize in all material respects such document.

In rendering the foregoing opinions, we have assumed that each party to each of the Indenture and the Securities (the “Documents”) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.  In addition, we have assumed that the execution, delivery and performance by each party thereto of each Document to which it is a party, (1) are within its corporate powers, (2) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (3) require no action by or in respect of, or filing with, any governmental body, agency or official and (4) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

This opinion is rendered solely to you in connection with the Purchase Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from you) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit C-2

EXHIBIT D

FORM OF OPINION OF ROBERT BEURY

June 11, 2007

Re:          Cogent Communications Group, Inc.

Ladies and Gentlemen:

I am chief legal officer of Cogent Communications Group, Inc. The capitalized terms herein have the meaning set forth in the Purchase Agreement.

In my opinion the Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Offering Circular and were issued in compliance with federal securities laws and not in violation of any preemptive right arising under Delaware law.  All of the Company’s options and warrants have been duly authorized and validly issued, conform to the description thereof contained in the Offering Circular and were issued in compliance with federal securities laws.  All of the issued shares of capital stock of the Principal Subsidiary of the Company have been duly authorized and validly issued, are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as are described in the Offering Circular or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

In my opinion here are no preemptive or other rights to subscribe for or to purchase any shares of the common stock sold pursuant to the Offering Circular pursuant to the Company’s charter or bylaws or any agreement to which the Company is a party known to such counsel.

To my knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that seeks to prevent, delay or impose material restrictions on the performance of the Agreement or the consummation of the transactions contemplated thereby; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

Allied Riser Communications Corporation is a corporation under the general corporation law of the State of Delaware and Network Equipment Solutions LLC is a limited liability company under the law of the State of Delaware, each with power and authority to own its properties and to conduct its business as described in the Offering Circular.  Based on certificates from public officials, I confirm that Allied Riser Communications Corporation and Network Equipment Solutions LLC are validly existing and in good standing under the laws of the State of Delaware.

Exhibit D-1

Allied Riser Communications Corporation is qualified to do business in Delaware.  Network Equipment Solutions and Cogent Communications, Inc. are qualified to do business in Delaware, California, the District of Columbia, Illinois, New York, Texas, and Virginia.

I am the chief legal officer of the Company and have participated in the preparation of the Offering Circular and based on my participation, I advise you that no facts came to my attention that caused me to believe that the Offering Circular, at June 11, 2007, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Offering Circular, as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that I express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Offering Circular Supplement dated June 11, 2007.

My opinion is based on my familiarity with transactions and activities of the Company and its subsidiaries, review of selected documents which I believe are relevant, and information provided to me by employees, outside counsel, and others.  You have agreed to these limitations on the scope of my review conducted to express this opinion. This letter is furnished only to you in your capacity as initial purchaser and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you) without our prior written consent, which may be granted or withheld in our sole discretion. This letter is sent to you on behalf of Cogent Communications Group, Inc. and its subsidiaries and not in my personal capacity.

Yours truly,

Robert N. Beury Jr.

Chief Legal Officer

Exhibit D-2

EXHIBIT E

FORM OF OPINION OF ELVINGER HOSS ET PRUSSEN

Luxembourg, [    ] June 2007

O/Ref. :	FF/ CLA
Re :	Cogent Communications Group, Inc. - Cogent Europe S.à r.l.

Ladies and Gentlemen,

We have acted as special counsel in Luxembourg to Cogent Europe S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg with a share capital of EUR 12,500 having its registered office at 5, rue Eugène Ruppert, L-2453 Luxembourg, which is registered with the Registre de Commerce et des Sociétés of Luxembourg under number RCS B 75 672 (the “Company”).

1.               We have examined the following documents:

a.                    The articles of association dated 30th August 2004 (the “Articles”);

b.                   An extract relating to the Company issued by the Luxembourg Trade and Companies Register on June 2007;

c.                    A scanned copy of the shareholder register of the Company dated 13th March [    ] June 2007 (the “Register”);

d.                   a certificate dated [    ] June 2007 issued by the greffe de la deuxième section du Tribunal d’arrondissement de et à Luxembourg (“Greffe”) certifying that the Company has not been declared insolvent (the “Certificate”);

The documents listed hereabove under a. [to d. are together referred to as the “Documents”.

We have enquired on [    ] June 2007 at [    ] a.m. with the Greffe as to whether bankruptcy proceedings against the Company had been filed as at [    ] June 2007  with the Court in Luxembourg. The person to whom we spoke confirmed that to her knowledge no such procedure had been filed to that time or was currently pending before the court. It should be noted that we can however not opine as to whether a writ has been introduced against the company and has not yet been enrolled with the court.

Exhibit E-1

We have further inspected the file of the Company as kept on [    ] June 2007 with the Registre de Commerce et des Sociétés of Luxembourg.

We have not made any further search or investigation, other than the company search at the Registre de Commerce et des Sociétés of Luxembourg on [    ] June  2007 and the query referred to hereabove with the Greffe.

Except for the Documents referred to above, we have not received and not examined any other document, contract, agreement or instrument to which the Company is a party or by which the Company is bound.

2.               For the purpose of giving this opinion, we have assumed the following:

a.                        The genuineness of all signatures and of all documents submitted to us as originals and the completeness and conformity to originals thereof of all documents submitted to us as copies or specimens, and that each signature on a document is the signature of the individual so identified and the signature of an individual who is not identified is the genuine signature of a person duly authorised to represent the relevant party to the document;

b.                          All documents supplied to us as photocopies or facsimile transmitted copies or others copies conform to the originals and such originals are authentic and complete;

c.                    All copies certified and all documents dated earlier than the date of this opinion of which we have expressed a reliance remain accurate, complete and in full force and effect at the date of this opinion;

d.                       The Articles have not been amended or rescinded and are in full force and effect;

e.                       The Company has not passed a resolution for its winding-up and no steps have been taken to file for bankruptcy, controlled management or any other insolvency regime or protection from creditors in Luxembourg or any other relevant jurisdiction.

f.                      No foreign law affects the opinions set out herein;

g.                   The Register is complete, accurate and up to date and there have been no transfers of shares or other transactions in relation to the shares of the Company which have not yet been duly inscribed in the Register.

Exhibit E-2

3.               Subject to the assumptions in Section 2 hereof and the reservations set out in Section 4 below, we are of the following opinion:

a.                                       Due incorporation and valid existence

The Company is a société à responsabilité limitée duly established under the laws of Luxembourg. The Company is validly existing under the laws of Luxembourg and has the capacity to sue and to be sued in its own name.

The Company has the power and authority to own its properties and to conduct the business in accordance with the terms of its Articles. On the basis of a copy of the Register dated [    ] June 2007, it appears that all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and are owned directly by Symposium Gamma, Inc.

4.               The above opinions are subject to the following qualification:

corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the Registre de Commerce et des Sociétés of Luxembourg and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and that there may be delay in the relevant notice appearing on the file of the Company;

5.               We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg in force and applied as of the date hereof, and this opinion is to be construed under Luxembourg law. We undertake no responsibility to notify any addressee of this opinion of any change in the laws of Luxembourg or their construction, interpretation or application after the date of this opinion affecting the Company which may have any bearing on this opinion.

In this opinion Luxembourg legal concepts are translated in English terms and not in their original French terms used in Luxembourg laws the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or any other issues arising there under be governed by Luxembourg law and subject to the exclusive jurisdiction of the Luxembourg courts.

Exhibit E-3

This opinion is for the sole benefit of the addressee hereof in relation with the subject matter referred to above and may be relied upon by any other person without our prior written consent.

Yours sincerely,

Elvinger, Hoss & Prussen

Exhibit E-4